UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

RESIDENTIAL ASSET SECURITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-131209	51-0362653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 Normandale Lake Boulevard, Suite 250 Minneapolis, Minnesota	55437
(Address of principal executive office)	(Zip Code)

(952) 857-7000
(Registrant's telephone number, including area code )

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 6 – Asset-Backed Securities.

ITEM 6.02. Change of Servicer or Trustee.

On January 4, 2007, Mortgage Lenders Network USA, Inc. ("MLN"), Emax Financial Group, LLC (''EMAX") and Residential Funding Company, LLC (“RFC”), formerly known as Residential Funding Corporation, entered into several agreements to restructure some of their contractual relationships, including those pertaining to certain aspects of both the ownership of servicing rights and the subservicing of the mortgage loans in the trusts.

Specifically, MLN as subservicer of the mortgage loans in the trusts, and EMAX, the owner of the servicing rights and an affiliate of MLN, entered into an agreement whereby the subservicing arrangement pursuant to which MLN is subservicing the mortgage loans will terminate on February 28, 2007, unless extended by MLN and EMAX with the consent of RFC as master servicer.

Pursuant to a separate agreement, EMAX agreed to sell the servicing rights to the mortgage loans in the trusts. EMAX is in the process of accepting bids for the servicing rights. As part of the process, EMAX will have four weeks to obtain bids for the purchase of such servicing rights. RFC intends to place a bid with EMAX to purchase the servicing rights from EMAX. EMAX intends to sell the servicing rights to the successful bidder on or prior to March 31, 2007. Regardless of who the successful bidder is, and as part of the requirements to submit a bid for the servicing rights, the successful bidder will be a servicer that meets the standards of RFC's servicing guidelines. Though not a requirement for submission of a bid, the successful bidder may enter into an arrangement with MLN whereby MLN will continue to subservice the mortgage loans in the trust. In accordance with the terms of the pooling and servicing agreements governing the servicing of the mortgage loans in the trusts, the final servicing arrangements are subject to the approval of RFC as master servicer.

As with any servicing transfer, in the event that a servicing transfer occurs, such transfer could cause collections on the mortgage loans to be delayed, and could result in increased delinquencies and realized losses on the mortgage loans.

The trusts for which this Form 8-K relate are: RASC 2005-EMX1, RASC 2005-EMX2, RASC 2005-EMX3, RASC 2005-EMX4, RASC 2005-EMX5, RASC 2006-EMX1, RASC 2006-EMX2, RASC 2006-EMX3, RASC 2006-EMX4, RASC 2006-EMX5, RASC 2006-EMX6, RASC 2006-EMX7, RASC 2006-EMX8 and RASC 2006-EMX9.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL FUNDING COMPANY, LLC, as Master Servicer

By: /s/ Barbara Wendt
Name: Barbara Wendt
Title: Managing Director

Dated: January 10, 2007